UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                November 24, 2006

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

        0-29798                                           23-1408659
        -------                                           ----------
(Commission File Number)                 (I.R.S. employer identification number)


       2530 Riva Road, Suite 201
          Annapolis, Maryland                                21401
          -------------------                                -----
(Address of principal executive office)                    (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On November 24, 2006, CompuDyne Corporation ("The Company") entered into an Employment Agreement ("Agreement") with Brad Wiggins pursuant to which Mr. Wiggins will serve as Chief Operating Officer of the Company.

     Mr. Wiggins will receive a base salary of $260,000 per year with a bonus potential of up to 40% of his base salary. The Agreement also provides for standard employee benefits and 4 weeks vacation.

     The Agreement restricts Mr. Wiggins ability to compete with the Company or solicit any of its employees or customers during the period of his employment and for a period of one year after the earlier of (i) the notice of his termination under the Agreement or (ii) the last day of his employment with the Company.

     The term of the Agreement ends December 31, 2007, unless extended or sooner terminated under the provisions of the Agreement. The term of Agreement automatically extends for additional one-year terms unless notice is given by either party.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                               Description
-----------                               -----------

10.1 Employment Agreement dated November 24, 2006 between CompuDyne Corporation and Brad Wiggins.



SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: November 30, 2006


                                                  COMPUDYNE CORPORATION


                                                  By: /s/ Geoffrey F. Feidelberg
                                                      --------------------------
                                                  Its: Chief Financial Officer